PROXY

                   WATKINS-JOHNSON COMPANY
        ANNUAL MEETING OF SHAREOWNERS--APRIL 9, 1994
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS.

   The undersigned hereby appoints Dr. Dean A. Watkins, Dr. Rita Ricardo-Campbell, and Mr. John J. Hartmann, as proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareowners of Watkins-Johnson Company to be held at the main office of the Company, 3333 Hillview Avenue, Palo Alto, California 94304, at 10:00 o'clock in the morning on Saturday, April 9, 1994, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL NO. 2.



COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                            (Continued and to be signed on other side)
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  COMMON

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2 AND 3.

                                                            WITHHELD
                                              FOR           FOR ALL
Item 1--ELECTION OF DIRECTORS
Nominees: Dean A. Watkins                    /  /             /  /
          H. Richard Johnson
          W. Keith Kennedy
          John J. Hartmann
          Rita Ricardo-Campbell
          Jack L. Shepard
          Von R. Eshleman
          Raymond F. O'Brien
          William R. Graham

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

- ----------------------------------


Item 2--To approve the appointment of Deloitte & Touche as independent accountants of the Company for the fiscal year 1994.

                               FOR   AGAINST   ABSTAIN
                               / /     /  /      /  /


Item 3--In their discretion, to vote upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.


SHAREOWNERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


I PLAN TO ATTEND MEETING                 /  /

COMMENTS/ADDRESS CHANGE
Please mark this box if you             /  /
have written comments/address change
on the reverse side.

SIGNATURE(S)                                        DATE
             --------------------------------------      --------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.